UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: March 31, 2012

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	Identification Number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2012, eGain Communications Corporation (the “Company”) entered into Amendment No.1 to Restated Subordinated Secured Promissory Note (the “Amendment”) with Ashutosh Roy, the Company’s Chief Executive Office and a director (the “Lender”), which amends that certain Restated Subordinated Secured Promissory Note dated September 24, 2008 (the “Note”), under which $5,452,887 is outstanding as of March 31, 2012. Pursuant to the Amendment and subject to the terms and conditions contained therein, the Company and the Lender have agreed that (i) the maturity date of the Note is extended 90 days to June 29, 2012; (ii) as of April 1, 2012 the “Face Amount” of the Note is $5,561,945 (which amount reflects the reduced interest rate on the Note of 8% beginning April 1, 2012); and (iv) the Company may prepay the Note in full or in part at any time prior to the Maturity Date without interest penalty.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No.1 to Restated Subordinated Secured Promissory Note between eGain Communications Corporation and Ashutosh Roy dated as of March 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2012	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Restated Subordinated Secured Promissory Note between eGain Communications Corporation and Ashutosh Roy dated as of March 31, 2012